UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

Bantek, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

330 Changebridge Road

Pine Brook, NJ 07058

(address of principal executive offices) (zip code)

(203) 220-2296

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2019, the registrant, Bantek, Inc. (“Bantek”), received $78,000 under a Securities Purchase Agreement dated February 27, 2019, between it and Redstart Holdings Corp. (“Redstart”) under which Bantek issued a convertible promissory note (the “Note”) in the principal amount of $78,000. The Note bears interest at 10% per annum and has a maturity date of December 30, 2019. The Note may be prepaid at a premium ranging from 112% to 137% depending on the length of time following the date of the Note. The Note is convertible after 180 days into shares of Bantek common stock at a discount of 35% of the average of the two lowest closing bid prices of Bantek’s common stock 15 days prior to the date of conversion and the maximum number of shares issued to Redstart may not exceed 4.99% of the issued and outstanding shares of Bantek common stock. The Note is subject to customary default provisions, including a cross default provision. Bantek is required to have authorized for issuance six times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation is not in effect).

The foregoing is a summary of the terms of the Securities Purchase Agreement and the Note and is qualified in its entirety by the Securities Purchase Agreement and the Note attached hereto and incorporated herein as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Securities Purchase Agreement dated February 27, 2019 between Bantek, Inc. and Redstart Holdings Corp.

10.2	Convertible Promissory Note dated February 27, 2019 Issued by Bantek, Inc. to Redstart Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019	Bantek, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO

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